UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2019
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho

Former name, former address and former fiscal year, if changed since last report:				None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 1.01 Entry Into a Material Definitive Agreement.

IDACORP Credit Facility

On December 6, 2019, IDACORP, Inc. (IDACORP) entered into a First Amendment to Credit Agreement (the IDACORP Facility Amendment) with Wells Fargo Bank, National Association, as administrative agent, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A., as syndication agent and LC issuer; KeyBank National Association and MUFG Bank, LTD., as documentation agents and LC Issuers; Wells Fargo Securities, LLC, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book runners; and the other financial institutions party thereto, as lenders (collectively, Lending Parties). The IDACORP Facility Amendment amends IDACORP's existing Credit Agreement, dated November 6, 2015, as amended from time to time (IDACORP Facility), among IDACORP and certain of the Lending Parties, which was filed as Exhibits 10.8,10.10, and 10.12 to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2018 (2018 10-K).

The IDACORP Facility is a $100 million revolving line of credit that matures on December 6, 2024 (Termination Date). Each borrowing under the IDACORP Facility is due on the earlier of (i) the Termination Date, and (ii) three years after the issuance date of such borrowing. The IDACORP Facility, which will be used for general corporate purposes and commercial paper backup, provides for the issuance of loans not to exceed the aggregate principal amount outstanding at any one time of $100 million, including swingline loans not to exceed an aggregate principal amount outstanding at any time of $10 million and letters of credit in an aggregate principal amount at any time outstanding not to exceed $50 million. IDACORP has the right to request an increase in the aggregate principal amount of the IDACORP Facility to $150 million and to request up to two one-year extensions of the credit agreement, in each case subject to certain conditions.

Idaho Power Credit Facility

On December 6, 2019, Idaho Power Company (IPC) entered into a First Amendment to Credit Agreement (the IPC Facility Amendment) with the Lending Parties. The IPC Facility Amendment amends IPC's existing Credit Agreement, dated November 6, 2015, as amended from time to time (IPC Facility and together with the IDACORP Facility, the Facilities), among IPC and certain of the Lending Parties, which was filed as Exhibits 10.9, 10.11, and 10.13 to the 2018 10-K.

The IPC Facility is a $300 million revolving line of credit that matures on December 6, 2024. Each borrowing under the IPC Facility is due on the earlier of (i) the Termination Date, and (ii) three years after the issuance date of such borrowing. The IPC Facility, which will be used for general corporate purposes and commercial paper backup, provides for the issuance of loans and standby letters of credit not to exceed the aggregate principal amount outstanding at any one time of $300 million, including swingline loans not to exceed an aggregate principal amount outstanding at any time of $30 million and letters of credit in an aggregate principal amount at any time outstanding not to exceed $50 million. IPC has the right to request an increase in the aggregate principal amount of the IPC Facility to $450 million and to request up to two one-year extensions of the credit agreement, in each case subject to certain conditions.

Summary of Additional Terms of the Facilities

The IDACORP Facility and the IPC Facility have similar terms and conditions. The interest rates for any borrowings under the Facilities are based on either (1) a floating rate that is equal to the highest of the prime rate, federal funds rate plus 0.5 percent, or LIBOR rate plus 1.0 percent or (2) the LIBOR rate, plus, in each case, an applicable margin, provided that the federal funds rate and LIBOR rate will not be less than 0.0 percent. The applicable margin is based on IDACORP's or IPC's, as applicable, senior unsecured long-term indebtedness credit rating by Moody's Investors Service, Inc., Standard and Poor's Ratings Services, and Fitch Rating Services, Inc., as set forth on a schedule to the Facilities. The facility fee for each of the Facilities is also determined by those ratings and is set forth on a schedule to the Facilities.

The events of default under the Facilities include, without limitation, non-payment of principal, interest, or fees; materially false representations or warranties; breach of covenants; bankruptcy or insolvency events; condemnation of property; cross-default to certain other indebtedness; failure to pay certain judgments; change of control; failure of IDACORP to own free and clear of liens the voting stock of IPC; the occurrence of specified events or the incurring of specified liabilities relating to benefit plans; and the incurring of certain environmental liabilities, subject, in certain instances, to cure periods.

Upon any event of default relating to the voluntary or involuntary bankruptcy of IDACORP or IPC or the appointment of a receiver, the obligations of the lenders to make loans under the applicable facility and to issue letters of credit will automatically terminate and all unpaid obligations will become due and payable. Upon any other event of default, the lenders holding greater than 50 percent of the outstanding loans or greater than 50 percent of the aggregate commitments (Required Lenders), or the administrative agent with the consent of the Required Lenders, may terminate or suspend the obligations of the lenders to make loans under the applicable facility and to issue letters of credit under the facility and/or declare the obligations to be due and payable. During an event of default under the Facilities, the lenders may, at their option, increase the applicable interest rates then in effect and the letter of credit fee by 2.0 percent per annum.

The Facilities each contain a covenant requiring IDACORP and IPC to maintain a leverage ratio of consolidated indebtedness to consolidated total capitalization (each as defined in the Facilities) equal to or less than 0.65 as of the end of each fiscal quarter. The Facilities contain additional covenants related to, among other items, prohibitions against specified forms of mergers, acquisitions, and investments; restrictions on the creation of certain liens, subject to exceptions, including the lien of IPC's first mortgage; and prohibitions on entering into any agreement restricting the ability of subsidiaries to declare or pay dividends, subject to certain exceptions.

Copies of the IDACORP Facility and IPC Facility are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The description above is a summary of the Facilities, does not provide a complete description of the Facilities, and is qualified in its entirety by the complete text of the Facilities themselves.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

10.1
First Amendment to Credit Agreement, dated December 6, 2019, among IDACORP, Inc., Wells Fargo Bank, National Association, as administrative agent, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A., as syndication agent and LC issuer; KeyBank National Association and MUFG Bank, LTD., as documentation agents and LC Issuers; Wells Fargo Securities, LLC, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book runners; and the other lenders named therein

10.2
First Amendment to Credit Agreement, dated December 6, 2019, among Idaho Power Company, Wells Fargo Bank, National Association, as administrative agent, swingline lender, and LC issuer; JPMorgan Chase Bank, N.A., as syndication agent and LC issuer; KeyBank National Association and MUFG Bank, LTD., as documentation agents and LC Issuers; Wells Fargo Securities, LLC, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book runners; and the other lenders named therein

101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  December 10, 2019
IDACORP, INC.
By:   /s/ Kenneth W. Petersen
Kenneth W. Petersen
Vice President, Corporate Controller & Chief Accounting Officer

IDAHO POWER COMPANY
By:   /s/ Kenneth W. Petersen
Kenneth W. Petersen
Vice President, Corporate Controller & Chief Accounting Officer